EXHIBIT 23. 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-162652) on Form S-4 of Resaca Exploitation, Inc. of our report dated September 28, 2009, relating to our audits of Cano Petroleum, Inc.’s consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of the Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
February 1, 2010